Exhibit 99.8

SILVERBOX ENGAGED MERGER CORP I PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 19431 SilverBox Engaged Merger Corp I Proxy Card REV4 Front INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online Special Meeting, you will need your 12 digit control number to vote electronically at the Special Meeting. To attend: https://www.cstproxy.com/ silverboxengagedi/2022 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxxxxx XX, 2022. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY The undersigned appoints Stephen Kadenacy and Daniel Esters, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of SilverBox Engaged Merger Corp I held of record by the undersigned at the close of business on Xxxx xx, 2022 at the Special Meeting of Stockholders of SilverBox Engaged Merger Corp I to be held virtually at: https://www.cstproxy.com/silverboxengagedi/2022 on Xxxx xx, 2022, at 10:00 a.m., Eastern Time or at any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting. The special meeting can be accessed by visiting https://www.cstproxy.com/silverboxengagedcorpi/2022, where the undersigned will be able to listen to the meeting live and vote during the meeting. Please note that the undersigned will only be able to access the special meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 6, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY REVOKES ALL OTHER PROXIES GIVEN BY THE UNDERSIGNED. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side) SILVERBOX ENGAGED MERGER CORP I NOTICE OF SPECIAL MEETING TO BE HELD ON , 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

19431 SilverBox Engaged Merger Corp I Proxy Card REV4 Back

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders The Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus are available at: https://www.cstproxy.com/silverboxengagedi/2022.
The proxy statement/prospectus contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement/prospectus carefully.

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

Please mark your votes like this **X**

(1) Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of November 2, 2021 (as may be amended from time to time, the "Business Combination Agreement"), by and among SilverBox Engaged Merger Corp I ("SilverBox), BRC Inc. ("PubCo"), SBEA Merger Sub LLC ("Merger Sub 1"), BRCC Blocker Merger Sub LLC, Authentic Brands LLC and Grand Opal Investment Holdings, Inc. The Business Combination Agreement provides for, among other things, the merger of SilverBox with and into Merger Sub 1, with Merger Sub 1 surviving the merger as a wholly owned subsidiary of PubCo, in accordance with the terms and subject to the conditions of the Business Combination Agreement;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) Proposal No. 2 — The Organizational Document Proposals — To consider and vote upon an amendment and restatement of SilverBox's current Amended and Restated Certificate of Incorporation (the "Existing Charter"), and the following material differences between the proposed Amended and Restated Certificate of Incorporation of PubCo, a copy of which is attached to this proxy statement/prospectus as Annex C (the "Proposed Charter" and, together with the proposed Amended and Restated Bylaws of PubCo, (the "Proposed Bylaws"), the "Proposed Organizational Documents") and the Existing Charter and the Amended and Restated Bylaws of SilverBox (the "Existing Organizational Documents") :

(i) Proposal No. 2A — to approve an amendment and restatement of the Existing Charter providing for the creation of 35,000,000 authorized shares of Class C Common Stock of SilverBox (the "SilverBox Class C Common Stock") for purposes of issuance to certain investors;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(ii) Proposal No. 2B — to approve the provision in the Proposed Charter changing the authorized capital stock of 111,000,000 shares, consisting of 100,000,000 shares of Class A Common Stock, par value $0.0001 per share, 10,000,000 shares of Class B Common Stock, par value $0.0001 per share, and 1,500,000 preferred shares, par value $0.0001 per share, to authorized capital stock of 2,802,500,000 shares, consisting of 2,500,000,000 shares of Class A Common Stock, par value $0.0001 per share, 300,000,000 shares of Class B Common Stock, par value $0.0001 per share, 150,000,000 shares of Class C Common Stock, par value $0.0001 per shares, which shall be divided into 750,000 shares of Series C-1 Common Stock, par value $0.0001 per share and 750,000 shares of Series C-2 Common Stock, par value $0.0001 per share (such common stock collectively, the "Pubco Common Stock"), and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(iii) Proposal No. 2C — to approve the provision in the Proposed Charter pursuant to which: (a) the affirmative vote of the holders of at least 66-2/3% of the total voting power of all then outstanding shares entitled to vote generally in the election of directors, voting together as a single class is required to amend provisions relating to, among other matters: (i) stockholder meetings, (ii) the board of directors, (iii) indemnification and limitation of liability of officers and directors, (iv) election not be governed by Section 203 of the DGCL and business combinations generally, (v) forum selection, and (vi) amendment of the Proposed Charter; and (b) the affirmative vote of at least 80% of the total voting power of all then outstanding shares of PubCo Common Stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend provisions with respect competition and corporate opportunities;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(iv) Proposal No. 2D — to approve all other changes in connection with the replacement of the Existing Organizational Documents of SilverBox with the Proposed Organizational Documents of PubCo, including, among other things, changing from a blank check company seeking a business combination within a certain period (as provided in the Existing Organizational Documents), to a public benefit corporation having perpetual existence (as provided in the Proposed Charter); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(v) Proposal No. 2E — to provide for a classified board of directors and direct that board vacancies be filled by the majority of directors then in office, unless specified otherwise in the Investor Rights Agreement; or the Proposed Bylaws;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) Proposal No. 3 — The Stock Issuance Proposal — To consider and vote upon a proposal to approve and adopt, for purposes of complying with the applicable provisions of The Nasdaq Stock Market Listing Rule 5635, the issuance of shares of SilverBox Class C Common Stock to certain investors;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) Proposal No. 4 — The Omnibus Incentive Plan Proposal — To consider and vote upon a proposal to approve the adoption of the Omnibus Incentive Plan;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(5) Proposal No. 5 — The Employee Stock Purchase Plan Proposal — To consider and vote upon a proposal to approve the adoption of the Employee Stock Purchase Plan; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(6) Proposal No. 6 — The Adjournment Proposal — To consider and vote upon a proposal to adjourn the special meeting of SilverBox's stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote at such special meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature________________ **Signature, if held jointly**________________ **Date**________, **2022**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.